UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-190788	46-2552550
State or other jurisdiction	Commission file number	I.R.S. Employer Identification No.
of incorporation or organization

3536 Daniel Crescent, Baldwin, New York 11510

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (517) 867-8383

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective October 30, 2015, the Company entered into a Share Exchange Agreement (“Exchange Agreement”) and a Distribution Agreement (“Distribution Agreement”) with Just Buns, Inc., a New York corporation, (“Just Buns”), the creator of sweet buns sold under the brand name “Swirly Buns”.

Under the Exchange Agreement, the Company acquired a 20% equity interest in Just Buns in exchange for the issuance of 20,000 shares of the Company’s Common Stock.

Under the Distribution Agreement, the Company became the exclusive distributor in the United States of Just Buns line of pre-packaged frozen “Swirly Buns” which will be distributed by the Company through its network of current distributors as well as through the Company’s to be established direct store distribution infrastructure to be sold in the frozen food section of supermarkets.

Copies of the Exchange Agreement and the Distribution Agreement are included with this Report as exhibits.

On November 4, 2015, the Company issued a press release announcing the foregoing transactions which press release is also attached as an exhibit to this Report.

Section 9-	Financial Statement and Exhibits

Item 9.01	Entry into a Material Definitive Agreement

Exhibit	Description
10.1	Share Exchange Agreement dated October 30, 2015
10.2	Distribution Agreement dated October 30, 2015
99.1	Press Release dated November 4, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Dated: November 4, 2015	By: /s/ Fernando Oswaldo Leonzo
President and Chief Executive Officer